CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Cirtran Corporation


We consent to the use of our report dated March 13, 2003, in the Registration Statement of CirTran Corporation on Form SB-2, relating to the registration of 252,562,500 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.



                                        HANSEN, BARNETT & MAXWELL

                                        /s/ Hansen, Barnett & Maxwell

Salt Lake City, Utah
May 9, 2003